EXHIBIT 5

                         ROBERT BRANTL, ESQ.
                         322 Fourth Street
                         Brooklyn, NY 11215
                            718-768-6045

October 19, 2004

The Kingsley Coach, Inc.
25820 7th Street W.
Zimmerman, MN 55398

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 which The Kingsley Coach, Inc. proposes to file with the Securities and Exchange Commission registering a total of 10,233,285 shares of common stock for resale by seven selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                        Yours,

                                        /s/ Robert Brantl
                                        --------------------
                                        Robert Brantl